Exhibit 99.1
Coconut Palm Acquisition Corp. Completes Merger with Equity Broadcasting Corporation
U.S. Media Company Poised to Capture Growth Opportunities as a Public Company
BOCA RATON, Fla., April 2 /PRNewswire-FirstCall/ — Coconut Palm Acquisition Corp. (OTC Bulletin Board: CNUT) today announced the completion of its merger with Equity Broadcasting Corporation (EBC).
The Company has changed its name to Equity Media Holdings Corporation and will seek listing of the Company’s common stock, units and warrants for trading on the NASDAQ Global Market.
Henry Luken, Chairman and Richard C. Rochon, Vice Chairman of the newly merged Equity Media Holdings Corporation jointly commented, “We are extremely pleased about the completion of the merger and believe EBC is a company with assets in a unique position in the U.S. media landscape, particularly within the fast-growing Spanish-language media segment. We look forward to working with the Company’s talented management team and employees to take full advantage of the significant opportunities the Company will have going forward to create shareholder value.”
The EBC shareholder vote to approve the merger took place on March 30, 2006 in Little Rock, Arkansas at a special meeting of EBC’s shareholders. The transaction has also been approved by the Federal Communications Commission.
About Coconut Palm Acquisition Corp.
Prior to the merger, Coconut Palm Acquisition Corp. was a blank check company that was formed for the specific purpose of consummating a business combination. Coconut Palm raised net proceeds of approximately $64 million through its initial public offering consummated in September 2005 and has dedicated its time since the offering to seeking and evaluating business combination opportunities.
About Equity Media Holdings Corporation
Equity Media Holdings Corporation, is one of the largest owners and operators of television stations in the United States. EBC currently covers 25.5% of the U.S. population in 42 markets, according to Nielsen Research, and is the second largest affiliate group of the top ranked Univision and Telefutura networks, two growing networks driven by the growth of the Hispanic population in the U.S. EBC is a growing broadcaster with multiple sources of revenue and value in its operations that include its Broadcast Station Group, Broadcast Services Division and Spectrum Holdings Division. EBC’s proprietary Centralized Automated

Satellite Hub (C.A.S.H) system and Retro Television Network provide centralized content distribution services which are unique within the media industry.
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward- looking statements in this press release include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: difficulties encountered in integrating merged businesses; uncertainties as to the timing of the merger; approval of the transaction by the stockholders of the companies; the satisfaction of closing conditions to the transaction, including the receipt of regulatory approvals; and the competitive environment in the industry of the combined entity and competitive responses to the proposed merger. Actual results may differ materially from those contained in the forward-looking statements in this press release. Coconut Palm and EBC undertake no obligation and do not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.
Information concerning Coconut Palm’s directors and executive officers is set forth in the Coconut Palm’s documents filed with the Securities and Exchange Commission (available at http://www.sec.gov). Stockholders may obtain more detailed information regarding the direct and indirect interests of Coconut Palm and its directors and executive officers in the merger by reading the definitive proxy statement regarding the merger, which is filed with the SEC.
Contact:
Stan Smith, Equity Media Holdings Corporation
(561) 955-7300 or SSmith@RPCP.com